U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                 Amendment No. 4
                                     FINAL

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             CYOKARAS CORPORATION
                             --------------------
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


      Nevada                        541990               91-1952719
----------------------         ----------------         ------------
(State or Jurisdiction         Primary Standard         IRS Employer
 of Incorporation)             Industrial Code            ID Number

   7310 West Links Ct., Nine Mile Falls, WA 99206             509-622-0931
----------------------------------------------------          ------------
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (TELEPHONE)

   Ronald McIntire
   7310 West Links Ct., Nine Mile Falls, WA 99206              509-622-0931
----------------------------------------------------           ------------
       (NAME & ADDRESS OF AGENT FOR SERVICE)                   (TELEPHONE)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------
Title of Each      Proposed     Proposed      Proposed
  Class of          Dollar      Maximum        Maximum
 Securities        Amount       Offering      Aggregate      Amount of
    To Be           To Be        Price        Offering       Registration
 Registered       Registered    Per Unit        Price            Fee
-------------------------------------------------------------------------
                                                 (1)

  Common          1,800,000      $0.02         $36,000          $9.50
                               Per Share


 (1) The offering price per share for the Selling Shareholders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                PROSPECTUS

                           CYOKARAS CORPORATION
                             1,800,000 SHARES
                               COMMON STOCK
                            AT $0.02 PER SHARE

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

The Company's common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 6.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is: October 2, 2001

                                TABLE OF CONTENTS


Summary............................................................  5
Offering...........................................................  5
Risk Factors.......................................................  6
Forward Looking Statements.........................................  8
Use of Proceeds....................................................  8
Determination of Offering Price....................................  8
Dilution...........................................................  9
Dividend Policy....................................................  9
Selling Shareholders...............................................  9
Plan of Distribution............................................... 10
Legal Proceedings.................................................. 12
Directors, Officers, Promoters, and Control Persons................ 12
Security Ownership of Certain Beneficial Owners and Management..... 14
Description of Securities.......................................... 14
Interests of Named Experts and Counsel............................. 16
Securities Act Indemnification Disclosure.......................... 17
Organization Within the Last Five Years............................ 17
Description of Business............................................ 18
Plan of Operation.................................................. 27
Description of Property............................................ 27
Certain Relationships and Related Transactions..................... 27
Market for Common Equity and Related Stockholder Matters........... 28
Executive Compensation............................................. 29
Changes in or Disagreements with Accountants Disclosure............ 30
Financial Statements.......................................F-1 to F-15
Indemnification of Directors and Officers...........................31
Other Expenses of Issuance and Distribution.........................31
Recent Sales of Unregistered Securities.............................32
List of Exhibits....................................................33
Undertakings........................................................33
Signatures..........................................................34

                                     SUMMARY

Cyokaras Corporation (the "Company" or "Cyokaras") was incorporated in Nevada on February 16, 1999 for the purpose of developing and/or exploiting new airborne sensor technology to be used in the search and remote sensing for natural resource deposits, such as precious minerals, oil and gas, and aquifers.

The Company received its initial funding through the sale of common stock to investors from the period of approximately March 1, 1999 until March 31, 2001. The Company offered and sold a total of 2,760,000 common stock shares at prices ranging from $0.02 to $0.003 per share to non-affiliated private investors in separate offerings of shares. From inception through the date of this filing, the Company has had no material operating activities and has had no revenues or income.

                                    OFFERING

Securities Being Offered...............Up to 1,800,000 shares of common stock are being offered by existing
                                       shareholders

Securities Issued and to be Issued.....4,760,000 shares of common stock were issued and outstanding as of the date
                                       of this prospectus. All of the common
                                       stock to be sold pursuant to this
                                       prospectus will be sold by existing
                                       shareholders.

Use of Proceeds........................The Company will not receive any proceeds from the sale of the common
                                       stock by the selling shareholders.

Offering Period........................The offering will conclude when all of the 1,800,000 shares being registered
                                       hereunder have been sold, the shares
                                       no longer need to be registered to be
                                       sold, or they determine to terminate
                                       the registration of the shares.

                                  RISK FACTORS

An investment in the Company's common stock involves a high degree of risk. An investor in Cyokaras should carefully consider the risks described below and the other information contained and set forth in this prospectus, and any other filings the Company makes or has made with the SEC before investing in its common stock. If any of the following risks were to occur, the Company's business, operating results, and financial condition could be seriously harmed. The value of the Company's common stock could decline due to any of these risks, and an investor may lose all or a part of their investment.

THE COMPANY IS IN THE DEVELOPMENT STAGE OF ITS BUSINESS. THE COMPANY HAS NO OPERATING HISTORY, NO MATERIAL CURRENT OPERATIONS, NO PROFITS, AND OWNS NO SIGNIFICANT ASSETS. THE COMPANY'S INDEPENDENT AUDITOR RAISED CONCERNS IN TEHIR RECENT AUDIT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A "GOING CONCERN." AT THIS STAGE OF THE COMPANY'S BUSINESS PLAN, ITS SHAREHOLDERS ARE ACCEPTING A HIGH PROBABILITY OF LOSING THEIR ENTIRE INVESTMENT.

   The Company's business plan may not work. Its prospects should be considered in light of the risks, uncertainties, unplanned expenses, and other difficulties frequently encountered by companies in their early stages of development. The Company cannot warrant or provide any assurance that it will be successful in accomplishing its business objectives.

THE COMPANY'S BUSINESS STRATEGY REQUIRES THEM TO RAISE SUBSTANTIAL ADDITIONAL FUNDING OF $1,250,000 THROUGH A PRIVATE PLACEMENT(S), DEBT, OR SOME COMBINATION THEREOF. WITHOUT ADDITIONAL FUNDING, IT COULD FAIL OR REMAIN ONLY AS A START-UP COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

   The Company maintains only limited cash resources at present and without sufficient additional capitalization, the Company will not be able to proceed further with its business plan. As a result, it will also most likely experience severe liquidity and solvency problems. These problems may force the Company to go out of business if it is unable to raise sufficient additional capital within the next twelve months. At present, the Company does not have access to any additional funds.

   Depending upon the amount of additional funding the Company is able to secure, and even if they are able to raise the full $1.25 million, the Company may be only partially successful or completely unsuccessful in implementing its business plan. If this were to happen, the shareholders may lose part or all of their investment.

THE COMPANY'S COMPETITORS ARE WELL-ESTABLISHED AND HAVE SUBSTANTIALLY GREATER FINANCIAL, MARKETING, PERSONNEL, AND OTHER RESOURCES THAN THE COMPANY.

   Due to its small size and lack of major resources, the Company does not have the human or financial resources to compete with senior resource exploration companies. The Company may have difficulty entering and successfully competing within the existing marketplace for natural resource exploration services. Even if the Company is successful in its entry to the market, it may not command sufficient market share, or it may not be able produce sufficient revenues and/or profit margins for it to continue operations.

THE COMPANY HAS NOT YET DEVELOPED OR SELECTED THE RESOURCE EXPLORATION TECHNOLOGY THAT WILL BE USE TO FURTHER PROCEED WITH ITS BUSINESS PLAN.

   The degree of success or failure of the Company will be largely dependent upon its choice of exploration technologies. The Company has narrowed its focus to certain airborne technologies, but has not yet decided which to proceed with and how it will do so. Even if the Company is successful in selecting and arranging for its specific exploration technology, there can be no assurance that it will select one that will be successful in its ability to find natural resources, or if it can, can find the proper ones in a manner to be profitable to the Company.

THE CURRENT PRESIDENT, RONALD MCINTIRE, IS THE SOLE OFFICER/DIRECTOR AND EMPLOYEE OF THE COMPANY, AND AT THE SAME TIME, HE IS INVOLVED IN OTHER BUSINESS ACTIVITIES. AT PRESENT, HE IS ABLE TO CONTRIBUTE NO MORE THAN FIVE TO TEN PERCENT OF HIS AVAILABLE TIME TO THE COMPANY IN ITS EARLY STAGE OF DEVELOPMENT.

   The Company has not formulated a plan to resolve any possible conflicts that may arise out of this limitation of the President's available time and services. Because he is able to only commit limited amounts of his time, and is not bound by any agreement(s), the Company may not be able to move forward in its strategic business plan or reach profitability.

   The President is not bound by any employment agreement(s) and is projected to receive little or no compensation for the foreseeable future. As a result, he could leave with little or no prior notice and the business of the Company could be seriously harmed. While a replacement for him could likely be found, it would subject the Company to additional risk of failure.

THE PRESIDENT OF THE COMPANY LACKS DIRECT TECHNICAL TRAINING OR EXPERIENCE IN THE NATURAL RESOURCE EXPLORATION OR REMOTE SENSING SERVICES BUSINESS.

   With no direct training or experience in these areas, the President may not be fully aware of many of the specific requirements related to working within these industry. His decisions and choices may not be well thought out and the Company's operations, earnings, and ultimate financial success could suffer irreparable harm.

THERE IS NO CURRENT PUBLIC MARKET FOR THE COMPANY'S SECURITIES. AS ITS STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THAT THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN THE COMPANY'S SECURITIES IS NOT LIQUID.

   The Company has recently filed for trading on the OTC Electronic Bulletin Board, which is sponsored by the National Association of Securities Dealers (the "NASD"), but has not yet received clearance on its listing status. While this could create liquidity for the shareholders through public trading by securities dealers, Company management does not know if and when it will receive its clearance for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

THERE IS A HIGH RISK OF SUBSTANTIAL DILUTION TO YOUR INVESTMENT

   In raising its additional funds, the Company may have to issue such a large number of additional shares that the per share value of the existing shareholders positions may become immediately and substantially diluted.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. The Company uses words, such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. The Company's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by the Company as described in the "Risk Factors" section of this prospectus.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

At present, no market exists for the Company's securities. The securities being offered herein on behalf of the Selling Shareholders are being offered at a price of $0.02 per share.

Factors Used to Determine Offering Price. The offering price used herein has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because the Company has a limited operating history and has never generated any revenues, the price of its common stock is not based on past earnings, nor is the price of the shares of the Company's common stock indicative of current market value for the assets owned by the Company. No valuation or appraisal has been prepared for the Company's business and potential business expansion.

The Company does not plan to use this offering prospectus at any time prior to the effective date thereof.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to the Company's existing shareholders.

                                 DIVIDEND POLICY

The Company has never declared or paid any cash dividends on its common stock. It currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

                              SELLING SHAREHOLDERS

The Selling Shareholders named below are offering all of the 1,800,000 shares of common stock offered through this prospectus. The shares include the following:

1. 1,000,000 shares of common stock that certain Selling Shareholders acquired from the Company in an offering that was exempt from registration pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933, completed on June 30, 2000; and

2. 800,000 shares of common stock that certain Selling Shareholders acquired from the Company in an offering that was exempt from registration pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933,which began in January 2001 and was completed on March 31, 2001.

The following table provides, as of August 28, 2001, information regarding the beneficial ownership of the Company's common stock held by each of the selling shareholders, including:

1.      The number of shares owned by each prior to this offering;

2.      The percentage owned by each prior to this offering;

3.      The total number of shares that are to be offered for each;

4. The total number of shares that will be owned by each upon completion of the offering;

5.      The percentage owned by each after this offering; and

6. The identity of the beneficial holder of any entity that owns the shares.

The named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the Selling Shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock.

None of the Selling Shareholders have any agreement in place to act in a control capacity.

The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on the 4,760,000 shares outstanding on August 28, 2001.

                  Shares       Percentage   Total of    Total      Percentage
Name of           Owned Prior  Owned Prior  Shares      Shares     Owned
Selling           to This      to This      Offered     After      After
Shareholder       Offering     Offering     For Sale    Offering   Offering
-----------       --------     --------     --------    --------   --------
James E. Bell      160,000         3.4%      160,000           0       0.0%
Jeffrey R. Bunch   165,000         3.5%      125,000      40,000       0.8%
Joseph DeChellis   240,000         5.0%      200,000      40,000       0.8%
Candace Fuhrman    160,000         3.4%      160,000           0       0.0%
Richard Haney      165,000         3.5%      125,000      40,000       0.8%
Paul Johne         165,000         3.5%      125,000      40,000       0.8%
Dennis Levendofske 200,000         4.2%      200,000           0       0.0%
William Mitchell   165,000         3.5%      125,000      40,000       0.8%
Stacy Palmer       180,000         3.8%      180,000           0       0.0%
Nancy Provda       200,000         4.2%      200,000           0       0.0%
Leatrice E. Tsang  240,000         5.0%      240,000      40,000       0.8%

Total            2,040,000        42.9%    1,800,000     240,000       5.0%

None of the selling shareholders:

  1. Has had a material relationship with the Company other than as a shareholder as noted above at any time within the past three years; or

  2.  Has ever been an Officer or Director of the Company.

                              PLAN OF DISTRIBUTION

The Selling Shareholders have not informed the Company of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

  1. on such public markets or exchanges as the common stock may from time to time be trading;

  2.  in privately negotiated transactions;

  3.  through the writing of options on the common stock;

  4.  in short sales; or

  5.  in any combination of these methods of distribution.

The sales price to the public may be:

  1.  the market price prevailing at the time of sale;

  2.  a price related to such prevailing market price; or

  3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The Selling Shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The Company is bearing all the costs related to this registration of the common stock on behalf of certain Selling Shareholders. Effective April 7, 1999, rule changes restricting the free-tradability of shares sold under Rule 504 of Regulation D were made effective by the SEC. In the Company's offerings subsequent to that date, the Company offered and sold its shares solely to non-affiliated "accredited" investors thinking that, in doing so, the investors would have free-trading shares. However, based on the Company's legal research, the shares issued by it subsequent to April 7, 1999, were in fact not free-trading shares. Although the Company made no assurance(s) to any shareholder or other potential investor that the shares offered would be "free-trading" when issued, the Company is paying for the cost of this registration in good-faith for those shareholders that may have assumed otherwise. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the Selling Shareholders or other party selling the common stock.

The Selling Shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. not engage in any stabilization activities in connection with the Company's common stock;

  2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of the Company's securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

The Company is not currently involved in any legal proceedings and is not aware of any pending or potential legal actions.

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                               AND CONTROL PERSONS

The sole Officer and Director of Cyokaras, whose one year term will expire at the time of the next annual meeting of the shareholders, or at such a time as his successor(s) shall be elected and qualified, is as follows:

Name & Address          Age        Position
--------------          ---        --------
Ronald McIntire         35         President and Director
7310 West Links Ct.
Nine Mile Falls, WA 99206

The foregoing person may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successor(s) have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successor(s) have been elected and qualified.

There are no familial relationships between Mr. McIntire and any other person(s) that necessitate the reporting thereof.

No executive Officer or Director of the Company has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending, or otherwise limiting him from acting as an investment advisor, underwriter, broker, or dealer in the securities industry, or as an affiliated person, Director, or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive Officer or Director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive Officer or Director of the Company is the subject of any pending legal proceedings.

RESUME

Since graduating with honors from Seattle Pacific University in 1988 with his B.A. degree in Business Management - Entrepeneurship, Mr. McIntire has held increasingly responsible roles within Tall Tree Service where he is currently, and has been for the past seven years, the General Manager of this 30-person residential tree-service contractor.

In addition, Mr. McIntire has been the founder and President of one other company, which is closely-held and private. This Company is an internet-based listing service for homes "for sale by owners". It is presently in operation and under the control and ownership of Mr. McIntire and his wife. Mr. McIntire has also developed a natural fertilizer used to provide a controlled release system of specialized chemicals for fertilizing outdoor plants. This technology is held and used by Tall Tree Service, with Mr. McIntire retaining no further direct rights to the product.

Mr. McIntire is not an Officer or Director in any other reporting company(s).

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information on the ownership of the Company's voting securities by Officers, Directors, and major shareholders as well as those who own beneficially more than five percent of the company's common stock, through the most current date - August 28, 2001:

            Name and               Amount and
            Address of             Nature of
Title       Beneficial             Beneficial           Percent
Of Class    Owner                  Ownership            of Class
-------     ----------             ----------           --------
Common      Ronald McIntire        1,985,000 shares       41.7%

 (a) Ronald McIntire acquired his 1,985,000 shares of the Company's common stock on March 15, 2000, as a result of the former Officer/Director relinquishing nearly 100% of his holdings by selling, in a private transaction, 1,985,000 of his 2,000,000 common shares to Ronald McIntire at a cost of $0.001 per share. Concurrently, the former Officer/Director resigned all his Officer and Director positions with the Company and Mr. McIntire was appointed the sole Officer and Director.

                           DESCRIPTION OF SECURITIES

The Company's Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, with a par value of $0.001 per share. At present, there are a total of 4,760,000 shares of common stock issued and outstanding, which are held by a total of thirty-one (31) shareholders. The Company has no preferred stock authorized.

Set forth below are the material provisions of the Company's By-Laws.

Holders of shares of the Company's common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of the Company's common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

All shares of common stock now outstanding are fully paid for and non-assessable. The Company refers you to its Articles of Incorporation and By-Laws, which have been made part of and provided as Exhibits to this registration statement

If the Company's common stock becomes listed for trading on the OTC Electronic Bulletin Board, the trading in its shares may be regulated by SEC Rule 15g-9 which established the definition of a "penny stock." The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must
(i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

The effective result of this Rule 15g-9, is that if the share price is below $5.00 there will be less purchasers qualified by their brokers to purchase shares of the company, and therefore a less liquid market for the securities.

NON-CUMULATIVE VOTING

Holders of shares of the Company's common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of the directors.

NOTICE AND QUORUM REQUIREMENTS FOR SHAREHOLDER MEETINGS

The Company's By-Laws provide that written or printed Notice of each meeting of the shareholders, whether annual or special, must be signed by the President, Vice President, or Secretary, and shall state the time, when, and place that the meeting is to be held, as well as the purpose(s) for which the meeting is called. It shall be delivered either personally or by mail, not more sixty (60) and no less than ten (10) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting and to any other such shareholder to whom the giving of notice may be required by law.

Annual meetings of the shareholders of the Company are held at a time fixed from time to time by the Directors. Special meetings of the shareholders may be called by the Board of Directors or such person(s) authorized by the Board of Directors.

The By-Laws further provide that a quorum of the shareholders, representing a simple majority thereof, be present at all meetings of the shareholders of the Company, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any dividends to its shareholders. The declaration of any future cash dividend(s) will be at the discretion of its board of directors and will depend on the Company's earnings, if any, its capital requirements and financial position, the general economic climate, and other such pertinent conditions. It is the Company's present intention to not pay any cash dividends on its common stock in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

REPORTS

The Company is required to file reports with the SEC under Section 15(d) of the Securities Act. These will be filed electronically with the SEC.
Required reports are Form 10-KSB, 10-QSB, and 8-K. Readers are encouraged to seek out and read the copies of any of these materials the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that will also contain copies of these reports that we file electronically. The internet address for this service is www.sec.gov.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

Jeffrey Nichols, the Company's independent counsel, has provided an opinion on the validity of the common stock.

                    SECURITIES ACT INDEMNIFICATION DISCLOSURE

The Company's By-Laws allow for the indemnification of Company Officers and Directors in regard to their carrying out the duties of their offices. The Company has been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of the Company's Directors, Officers, or other controlling persons in connection with the securities registered, the Company will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court's decision.

BUSINESS DEVELOPMENT

The Company was formed to exploit a business strategy of the search and exploration for natural resources, such as precious and other metals, oil and gas deposits, and possibly even aquifers. At the time of its formation, the Company was making note that many of the large resource companies were eliminating their in-house exploration budgets in an effort to cut costs and increase their bottom line performance. At the same time, commodity prices for natural resources were down and there was not much exploration for new deposits taking place. These factors, coupled with new advances being made in remote sensing and exploration technologies, led to the business plan strategy and incorporation of the Company.

In mid-1999, the Company secured a letter of understanding with a private company from Colorado, known as Barringer GeoSystems, Inc. that had developed an airborne exploration and sensing system that was able to locate certain areas of natural resource deposits by measuring the earth's electrical and magnetic discharges. A more thorough discussion of this, and other technologies of interest to the Company, can be found in the "Principal Products" section below. The Company was unable to raise the $250,000 in capital needed to secure the technology before another competitor came up with the required funding to tie up the technology, and thus this sensor system was no longer available to the Company.

From late-1999 to present, the Company has performed a great deal of research into various exploration methods, technologies, and available sensing systems. It has looked at land-based systems and airborne sensor platforms, and based on its research to date has since focused and narrowed its pursuits to certain airborne technologies since they allow for larger land area coverage, ease of facilitating world-wide exploration, and with the recent improvements in the geographic information systems ("GIS") have made the accurate mapping of large land masses more easily feasible. Several airborne technologies have been explored and are the subject of the Company's current and continuing pursuits. These include synthetic aperture radar, electrical/magnetic discharge sensing, and hyper- and multi-spectral imagery. Each of these technologies, along with the benefits thereof, is described in some detail below in the "Principal Products" section.

Recently, the Company was contacted by Barringer GeoSystems, the company that had originally developed and owns the electrical/magnetic discharge sensing system that was explored by the Company shortly after its inception. The company that had previously put up the $250,000 to acquire the rights to the technology had not completely fulfilled their obligations, and after the former contract had run its course, the technology is being once again made available. Discussions with this company have been only verbal in nature and there have been no agreements signed or agreed to between either of the parties. The Company has not yet decided if it wishes to again pursue this technology and is still in discussions with the private company at this time.

FORM AND YEAR OF ORGANIZATION

Cyokaras Corporation was incorporated in Nevada on February 16, 1999. From inception through the date of this filing, the Company has had no material operating activities.

ANY BANKRUPTCY, RECEIVERSHIP, OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership, or similar proceedings.

ANY MATERIAL RECLASSIFICATION, MERGER, CONSOLIDATION, OR PURCHASE OR SALE OF A SIGNIFICANT AMOUNT OF ASSETS NOT IN THE ORDINARY COURSE OF BUSINESS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

BUSINESS OF ISSUER

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

The Company intends to offer natural resource exploration services to various mining and resource companies throughout the world by way of an airborne sensor technology that will allow mapping of the earth's sub-surface structures to help find mineral, oil and gas, and other valuable resources on a contract basis.

At present, the Company is in the development stage of its business plan, and has neither the necessary funds nor the technology to implement its full business plan.

To date, the Company has explored many new technologies, including both airborne and ground-based systems, and has focused its pursuits to airborne technologies since they allow for larger land area coverage, ease of facilitating world-wide exploration, and, with recent improvements in the GIS industry, they have made the accurate mapping of large land areas more feasible. Several airborne technologies have been explored, including synthetic aperture radar, electrical/magnetic discharge sensing, and hyper- and multi-spectral imagery, which remain the technologies that the Company is interested in and continues to explore. None of these technologies are considered "new", unproven technologies, but rather due to new computer and related technologies, are further advancing the potential for mineral and resource exploration and location.

Each of these technologies, along with the benefits thereof with respect to exploration, is described as follows:

Synthetic Aperture Radar ("SAR") - SAR is an airborne or satellite-borne terrain imaging radar system that provides imagery of the earth's surface by sending out and then recording the "bounced back" radar signals. It provides a technique for obtaining two-dimensional terrain images of very large areas from long ranges and can achieve photographic system resolutions. SAR imagery looks very much like a standard black and white photo, but the black and white tones in the SAR image instead represent "textures" and "densities" of the surface rather than the reflected light image that most people are used to seeing. For instance, harder surfaces appear in the black range, while the softer more textured surfaces appear towards the whiter scale. The microwave radiation is transmitted by the radar and scatters off the earth's terrain, with the returning signal being recorded through the SAR receiver antenna. The recorded signals are then computer processed to produce the actual digital imagery. A SAR uses its own signal source and therefore does not use external illumination, which is required by typical optical imaging systems. As a result, SAR signals propagate through clouds and thus provide an effective all-weather, day and/or night imaging technique.

In addition, SAR offers the capability to penetrate materials that are optically opaque and are thus not visible to typical optical or other imaging techniques, such as infrared or hyper-spectral imagery. Through the use of lower frequency signals, SAR can be used to penetrate foliage and even soil, which allows the capability for imaging areas that are normally hidden by trees, brush, and ground cover. Recent studies have shown that SAR provides the capability to provide images of underground features, such as rock formations (and the relative densities thereof), aquifers, and other strata. The depth of soil penetration varies with soil conditions such as moisture content and type of soil, but penetrations of tens of meters has been proven possible in certain conditions.

SAR is thus able to provide valuable terrain and sub-surface structural information that can be assessed and utilized in the search for many of the earth's natural resources.

SAR has been a developed and proven technology since the 1950's and 1960's. It was founded by and tested in several of the government "test-bed" institutes, such as Sandia National Laboratories, and large government contractors such as Lockheed Martin. Its primary use was and has been in military and surveillance applications. During the 1970's, the U.S.

government launched various satellites, such as SEASAT, to measure the topography of the earth. During the 1990's, NASA's Magellin spacecraft used SAR to map and provide details of the surface of the planet Venus. In 1995, the Canadian Space Agency launched a satellite, called RADARsat, to provide radar imagery to commercial, government, and scientific users. During the year 2000, NASA's space shuttle mission, known as SRTM (Shuttle Radar Topographic Mapping Mission), topographically mapped nearly 70% of the earth's surface using SAR systems. The data and imagery from these and other similar missions have been used for years to help determine the location of various resources such as oil, water for irrigation, and mineral deposits.

Until recently, most of the missions and providers of radar data were large governmental agencies whose product consisted of low resolution/detail imagery. However, given the recent lower costs of electronic components and greater computing power now available, SAR technology is now becoming more economical for smaller scale uses and is providing much greater resolution and related detail to its imagery. The Company is not aware of any specific competitors that exist at present, however, discussions with ERIM International indicate that there may be a couple of un-named parties that have expressed some level of interest in a system for similar purposes.

There are a few manufacturers of SAR systems that the Company will be able to look to should this be the technology that it selects for its operations, including ERIM International, Northrup Grumman, Lockheed Martin Missiles and Space, and Sandia National Laboratories.

Electrical/Magnetic Discharge Sensing - The technology that the Company has looked at consists of an airborne exploration sensor system that is towed behind a slower moving aircraft, such as a helicopter or small airplane. The sensor detects and measures both the electromagnetic fields generated by distant lightning strikes as a deeply penetrating ground energy source and its own low frequency magneto-telluric generated fields to achieve very deep penetrations to many thousands of feet. The simultaneous measurement and recording of both the electric and magnetic field components, and the processing of the data therefrom have provided new insight into the specific signatures of hydrothermal mineralization down to depths far exceeding those obtainable with other electromagnetic systems in the market.

Certain of the subsurface features of the earth radiate the electrical and magnetic signals at varying rates and therefore provide a way to locate various mineral and oil and gas deposits below the surface of the earth.

This and other similar techniques for finding resources have been around in excess of 50 years, and literally hundreds of companies, from small operators to multi-national firms, provide exploration services using such technology. It is the new advances in computer programming, hardware, and related technologies that have made possible the recent advancements to these existing sensor systems which the Company is looking to exploit.

Multi- and Hyper-Spectral Imaging - Spectral imaging is the collection and recording of the various wavelengths of reflected electromagnetic energy from a surface and the production of an optical image from the collected data. All objects reflect a certain amount of electromagnetic energy and the intensity of this reflected energy can be measured at various wavelengths. Many objects and substances have spectral characteristics that are unique. As a result, many of these unique "signatures" can be identified through various spectral analyses.

The term "multi-spectral" means that a low number, usually ten or less, of images are collected at discrete spectral wavelengths over a broad bandwidth, while "hyper-spectral" sensors collect a high number of images at continuous wavelengths over very narrow bandwidths. These measured wavelengths provide details that are not normally visible to the human eye and can provide insight into the location of various surface details and such that would not be visible with standard photography. Many interesting details and features of the earth become visible through the use of such technology.

Both of these technologies have been tested and proven within the field of exploration services. Multi-spectral imaging has been around for many years and has been used for mineral mapping, land cover studies, and agricultural forecasting. Hyper-spectral imaging is much newer and has only come about with the advancement of new technologies such as digital imagery, and high-speed computers with large data storage capacities. It allows more precise detailing and analyses of the imagery that was once only produced with multi-spectral imaging. With the reflected energy being measured in very precise wavelengths and at very small increments, subtle spectral features associated with various objects and substances are recorded that might go unnoticed in broadband multi-spectral imagery.

Reflected energy refers to all energy traveling in a harmonic pattern at the speed of light. Examples would be the light generated by the sun, the lights in a home or office, or a fire in a fireplace. As light travels from its source, it comes in contact with various objects that absorb, transmit, and reflect the light in various proportions at various wavelengths. This is the same effect that causes the color that our eyes perceive. For example, a leaf on a tree reflects more green light than blue or red, which it absorbs for photosynthesis and thus appears green to the human eye. By examining this reflected energy by way of spectral imagery, we are able to perceive many things that are not normally visible to the human eye.

At present, the newer hyper-spectral sensors can be found on several aircraft, while multi-spectral sensors are found on both aircraft and numerous satellites. There are, at present, several hyper-spectral satellites announced that will be in orbit within the next few years. Until such time, hyper-spectral image collection capabilities will be limited to those produced by the airborne sensors on aircraft.

Another advancement of recent years has been the ability to couple the results from each of the above remote sensing technologies with very accurate geographically referenced maps that allow easy location of the correct latitude and longitude of the favorable areas that should be further explored. In this manner, large areas can be mapped and then later processed to define the areas of interest.

While the Company has not yet made its choice on which technology to actually develop and or joint venture with, it has made many contacts within the lines of the aforementioned technologies and has pursued and still is pursuing those technologies.

Rather than search for minerals to be harvested for its own benefit, the Company plans to operate in a "service" mode, in which it will be contracted with by third parties to locate subsurface deposits for their benefit. The Company may either receive direct payment for these services, a piece of the find, or some combination thereof.

The competitive market for such service providers within the exploration industry is quite large, consisting of several thousand different companies throughout the world ranging in size from a few employees, who either collect or process existing data, to the multi-national satellite and airborne companies that focus on collecting huge amounts of such data which is then disseminated and provided to others for processing to end users.

The Company has broken its plan of operation into four fairly distinct phases or stages, each of which depends upon the success of the prior phase.

In phase one, after primary capitalization, the Company will engage in the pursuit, via the acquisition, development, and/or the licensing rights, of the technology that will provide it with the ability to market its planned exploration services to search for certain natural resources. During this stage, the Company will have the need to raise substantial additional capitalization in order to consummate the transaction to develop or get control of its technology. The Company is presently in this phase and is expected to remain so until such time as it is able to make an informed decision on which technology to pursue and then has raised the estimated $1.25 million in additional capital that it estimates necessary to move into phase two of its business plan. This capital is expected to be raised by the Company through the sale of its common stock by way of a private placement(s), debt, or some combination thereof. It is important to note that this is significantly more capital than has been raised by the Company to date, and, if the shares were sold at the same $0.02 per share price of the most recent offering, it would require the issuance of 62.5 million additional shares of its common stock. This would result in substantial dilution to the existing shareholders' positions (please see this specific Risk Factor on Page 8 of this prospectus). The Company expects to remain in this phase one for approximately six to ten additional months.

There are no assurances that the Company will be successful in raising the additional $1,250,000 in capitalization it will need to enter phase two of its business plan. If no funding is received during the next twelve months, it will be forced to rely on its existing cash in the bank, which at the date of this offering totals only $18,420, and/or funds loaned by the Officer and Director. The Officer/Director has no formal commitments or arrangements to advance or loan funds to the Company. In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities. Without necessary additional cash flow, the Company may have to be dormant during the next twelve months, or at least until such time as necessary funds could be raised in the equity securities and/or debt markets.

After raising the projected capital, the Company will then enter phase two of its business plan, which it expects to remain in for approximately eighteen additional months. The Company's planned budget for this phase consists of $250,000 for beginning the development of its technology and/or securing the rights to new technology, $250,000 for testing and proving of the technology, $250,000 for management and engineers, $100,000 for marketing expenses, $50,000 for computers and fixed assets, $50,000 in working capital, and $300,000 for program development and operations, including flight operations. The Company's budget is based on its plan to enlist a newly developed technology, and, in doing so, remain a Company with lower overhead looking for a successful "proving-up" of its technology to advance the Company to new levels through internally generated cash flows rather than relying on large capitalization and broad appeal in its early development stage(s). The figures set forth above are estimates that have been based on the Company's own research into related costs and operating plans. In actuality, they may be more, or less, than presented herein, and/or may be distributed differently between the budgeted categories than as set forth herein.

In this second phase, the Company will look to begin marketing its services in select key resource areas (i.e. precious metals, oil and gas, etc.) to assist in locating valuable natural resources with a few key clients that can help prove and attest to the ability of the system to find such resources. The Company has not yet selected which key resource areas in which it will operate, and has no arrangements with any key clients in place at this time, but will do so in the future after consideration of the operating conditions at the time, such as the performance and capabilities of its technology, general and specific economic conditions, and the prices of various natural resources. The Company does not foresee having to raise additional funds at this or any subsequent phase of its business plan, as it will be operational at this point and can hopefully rely on short-term bank loans, if necessary, to cover any "timing" delayed costs of operations. The Company has no such banking relationships in place at the time of this offering.

It is expected that once the Company has proven the capabilities of its technology and services, it will enter phase three of its business plan, wherein it will look to establish itself as a provider of state of the art services to help locate valuable natural resources throughout the world. The Company shall seek to instill customer confidence and presence by name and reputation through the relationships established in its prior phase(s) with its few select customers through which it has proven the capabilities of the system. If all goes according to the Company's plan, it will be in this phase for approximately two years.

Phase four is really the completed integration of Company's business model as already developed through the success(es) of the first three phases. This phase will capitalize on the lessons learned and experiences obtained in phases two and three. It is the phase of concurrent operations, in that this stage recognizes the fast moving changes in the marketplace, which may require the Company to adapt or modify its business model to meet competitive market conditions. Therefore, the Company may selectively expand into the most dynamic and profitable opportunities that have been previously discovered. It may require a complete upgrade and/or modification of all of the Company's systems and technologies, and possible deployment on more localized geographic locations, thereby recasting the Company's operation internationally, and possibly taking advantage of capital or labor conditions globally to enhance its profits.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

For the first two years of its strategic business plan, the Company plans to advertise its technology and services through existing mining publications and periodicals. It will also establish a web-site once the Company moves forward with the selection of its technology. Also popular within the industry are the many trade shows and conventions throughout the world, and is very likely that the Company will use this medium for advertising and making known its technology and services within the industry.

PLANNED NEW PRODUCT OR SERVICE

The Company has no new product or service planned or announced to the public. Please see the Principal Products or Services section above for a discussion of the Company's planned business focus.

COMPETITION AND COMPETITIVE POSITION

The exploration and remote sensing industry is literally comprised of thousands of companies varying in size from a one- or two-person shop to multi-national companies such as large oil and gas and mining companies. Due to the financial strength and established markets of most of the Company's competitors, the Company is looking to position itself with a state-of-the-art, new technology that will likely have a competitive advantage by virtue of its latest technology and/or capabilities.

In order for the Company to succeed in entering and competing within the exploration/remote sensing market to the degree in its business plan, it must successfully raise an estimated $1.25 million in additional capitalization through the sale of additional common stock, or debt, or a combination thereof. This is a significant undertaking, and presents a large barrier to entry for the Company to overcome to enter the industry. The Company can make no assurances that they will be successful in raising such funds, or, even if they are successful at raising such funds, that they will succeed with their business plan.

The Company has no market share within this industry at the present time. It has not yet commenced operations, nor does it yet have the technology to commence its operations.

SUPPLIERS AND SOURCES OF RAW MATERIALS

While the Company's technology will most likely be proprietary in nature, the individual components thereof will most likely be commercially available, off-the-shelf parts that can be provided through several sources. The availability of the raw materials and components is not anticipated to be a problem for the Company.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We will not depend on any one or a few major customers. Our target market is the thousands of mining, oil and gas, and natural resource companies

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, LABOR
CONTRACTS

Until such time as the Company is able to develop and/or acquire its technology, it has no need for patents, copyrights, etc. It is likely that the Company will need to obtain a patent on the technology it ultimately uses and, when needed, the Company will utilize the appropriate resources to ensure that it has in place the patents and other protections necessary to best protect its assets.

REQUIREMENTS FOR GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

The Company does not anticipate that it will need any government approval of its products and/or services. It is also not expected that the Company will be affected much by existing or probable governmental regulations on the business.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

The Company's business is not foreseen to be subject to material regulation by federal, state, and local governmental agencies.

RESEARCH AND DEVELOPMENT FUNDING DURING THE LAST TWO YEARS

While management of the Company has put a great deal of their time and effort into the search to identify and locate the proper technology for its operation, an investor be aware that the Company has not specifically expended funds for research or development of any natural resource exploration technology since its inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

The Company has not expended any funds for compliance with environmental laws and has no such amounts provided for within its business plan budget as the Company does not foresee the existing environmental laws as having any related material impact on its operations.

NUMBER OF EMPLOYEES

The Company's only current employee is its sole Officer who will devote as much time as he determines is necessary and allowable, based on his other commitments, to manage the Company's affairs. At present, he is only able to contribute only five to ten percent of his time due to his other business requirements (see RISK FACTORS herein for further discussion). The business plan calls for hiring three new full-time employees during the next twelve months based upon the success of its intended future offering(s).

It is important to note that the President of the Company has had no direct experience with natural resource exploration technology. Rather, the Company is relying on his skills in general business development and entrepreneurship (see his resume in the earlier section titled Directors, Officers, Promoters, and Control Persons) to advance the Company through its business plan. Management believes that the proper exploration "expertise" can be hired and the Company can succeed through the orchestration of the correct technical, marketing, and other employees coupled with successful exploration technology.

REPORTS TO SECURITY HOLDERS

The Company will provide an annual report that includes its financial information to its shareholders. It will also make its financial information equally available to any interested party(s) or investor(s) through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. Cyokaras became subject to disclosure filing requirements effective April 8, 2001. The Company is current in its required filings. In addition, the Company intends to file its Form 8, proxy materials, and other information statements from time to time, as required. The Company does not intend to voluntarily file the above reports in the event its obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials that the Company files with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC.

                              PLAN OF OPERATION

The Company's current cash balance is $18,420. Management believes the current cash balance will be sufficient to fund the current minimum level of operations through the fourth quarter of 2001 as it continues to pursue the acquisition, development, and/or the licensing of the rights to its technology that will be used in its planned exploration services to search for natural resources.

However, in order to further advance its business plan to the next phase, the Company will need to raise additional capital during the forthcoming twelve months. It plans to do so through the sale of equity securities, debt, or some combination thereof, totaling approximately $1.25 million. Please be advised that there can be no assurance that the Company will be successful in raising any or all of the additional equity that will be required to complete its business plan

Over the next twelve months, management intends to continue with its research that will help it make a final determination on which technology to pursue for its business (see the subsection entitled "Principal Products or Services" under the "Description of Business" heading earlier in this offering statement for more discussion on the Company's technology focus).

Once the technology has been selected and identified, the Company will proceed with its plan to raise the additional capital necessary to further proceed with its business plan. If it is successful in raising the additional capital, it will then proceed on to the second phase of its business plan, as explained in the previous section titled "Business of the Issuer."

                             DESCRIPTION OF PROPERTY

The Company's principal executive office address is 7310 West Links Ct., Nine Mile Falls, WA 99206. The principal executive office and telephone number are provided by the Officer of the Company. The costs associated with the use of the telephone and mailing address have been deemed by management to not be material as the telephone and mailing address were almost exclusively used by the Officer for other business purposes. Management considers the current principal office space arrangement to be adequate until such time as the Company is able to achieve its business plan goal of raising capital of $1,250,000 and then begin hiring new employees per the business plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number have been provided by Ronald McIntire, the sole Officer of the Company. The costs associated with the use of the telephone and mailing address have been deemed by management to not be material as the telephone and mailing address were almost exclusively used by the Officer for other business purposes.

       MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
                            OTHER SHAREHOLDER MATTERS

The Company has recently filed its application for trading on the OTC Electronic Bulletin Board, which is sponsored by the National Association of Securities Dealers. The OTC Electronic Bulletin Board ("OTC-BB") is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids", "asks", and volume. As of the date of this registration statement, the Company has not yet received its clearance for listing and trading on the OTC-BB, and, until such time as the Company receives the necessary clearance from the NASD, there can be no assurance that the Company will ever be trading on the OTCBB.

As of the date of this filing, there is no public market for the Company's securities. There has been no public trading of its securities, and, therefore, no high and low bid pricing can be presented.

The Company has no outstanding options or warrants to purchase, or securities convertible into, common equity.

In addition to the shares being registered herein (as set forth in the Selling Shareholders section above), the Company has an additional 2,960,000 shares of issued and outstanding stock, consisting of the following:

   - 1,985,000 shares issued to the President/Director of the Company on March 31, 2000. These shares are considered "insider/affiliate shares" and are constrained from sales by the provisions of, and are pursuant to, Rule 144 of the Securities Act.

   - 15,000 shares issued to a former officer/director of the Company on March 1, 1999. These shares are not considered "insider/affiliate shares" and can be sold by the shareholder pursuant to Rule 144 of the Securities Act.

   - 960,000 shares that were sold and issued to a total of twenty-four (24) non-affiliated private shareholders on March 1, 1999. These shares are considered free-trading pursuant to Rule 504 of Regulation D and may be sold at any time by the shareholders thereof.

The Company has no shares of common equity that is being, or has been proposed to be, publicly offered that could have a material effect on the market price of its common equity.

As of August 28, 2001, the Company had a total of thirty-one (31) shareholders of record.

The Company has paid no cash dividends and has no outstanding options. There are no restrictions that limit the ability of Company to pay dividends on its common equity.

                             EXECUTIVE COMPENSATION

The Company's Officers and Directors have received no cash compensation. Investors should note that, due to the fact that the Company has only one Officer/Director, the present Officer/Director has the ability to set and alter his salary at his sole discretion.

There are no current employment agreements between the Company and its executive Officer.

Soon after formation of the Company, the Board agreed to pay the original Officer/Director, Kevin Nichols, a total of 2,000,000 common shares for his administrative services and other services related to the Company's business plan. The stock was valued at the par value of the stock, $0.001 per share.

On March 15, 2000, Mr. Nichols tendered his resignation due to personal and other business constraints, and in doing so appointed Ronald McIntire as the sole Officer/Director of the Company and relinquished nearly 100% of his interest in the Company by selling, in a private transaction, 1,985,00 of his 2,000,000 shares to Ronald McIntire at a cost of $0.001 per share for total proceeds to Mr. Nichols of $1,985.

The terms of these stock issuances and private transaction were as fair as the Company, in the Board's opinion, as could have been made with an unaffiliated third party.

The Company's sole Officer is currently able to devote only an immaterial amount of time to manage its affairs due to his other business commitments. He presently is able to commit only five to ten percent of his time to the Company. The Officer and Director has agreed to work without remuneration until such time as the Company receives sufficient revenues to provide proper salaries to its Officers and compensation for Director's participation, and has further agreed to take no "back pay" for his services. The Officers and the Board of Directors have the responsibility to determine the timing of remuneration for key personnel and will do so based upon such factors as positive cash flow to include stock sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $50,000 at each month end. When positive cash flows from operations reaches $15,000 for three months straight, and appears sustainable, the Company's Board of Directors will most likely readdress compensation for key personnel and enact a plan at that time which will benefit the Company as a whole. At this time, however, management cannot accurately estimate when sufficient revenues will occur to implement this compensation program, or the exact amount of compensation.

There are no annuity, pension, or retirement benefits proposed to be paid to Officers, Directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries.

                              FINANCIAL STATEMENTS

The audited financial statements of Cyokaras for the years ended December 31, 2000 and 1999, and related notes, which have been included in this offering were audited by Merri Nickerson, CPA, and have been so included in reliance upon the opinion of such accountant given upon their authority as an expert in auditing and accounting. The Company's unaudited financial statements for the periods ending June 30, 2001 and 2000, and related notes have also been included within this filing.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                        CONTROL AND FINANCIAL DISCLOSURE

There have been none.

                          CYOKARAS CORPORATION

                      AUDITED FINANCIAL STATEMENTS

            As of December 31, 2000 and 1999, and for the Year Ended December 31, 2000 and the Periods from February 16, 1999 (date of inception) through December 31, 1999, and the Cumulative Period from February 16, 1999 through December 31, 2000

                                                                  Page
                                                                  ----
Independent Auditor's Report                                       F-2

Financial Statements:

Balance Sheets
   as of December 31, 2000 and 1999                                F-3

Statements of Operations
   for the year ended December 31, 2000 and for the period
   from February 16, 1999 (date of inception) through
   December 31, 1999, and the cumulative period from
   February 16, 1999 through December 31, 2000                     F-4

Statements of Changes in Stockholders' Equity
   for the year ended December 31, 2000 and for the period
   from February 16, 1999 (date of inception) through
   December 31, 1999, and the cumulative period from
   February 16, 1999 through December 31, 2000                     F-5

Statements of Cash Flows
   for the year ended December 31, 2000 and for the period
   from February 16, 1999 (date of inception) through
   December 31, 1999, and the cumulative period from
   February 16, 1999 through December 31, 2000                     F-6

Notes to Financial Statements                                      F-7

                         INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders of Cyokaras Corporation:

I have audited the accompanying Balance Sheets of Cyokaras Corporation (a Nevada Corporation) as of December 31, 2000 and 1999, and the related Statements of Operations, Changes in Stockholders' Equity, and Cash Flows for the year ended December 31, 2000, the period from February 16, 1999 (the date of inception) through December 31, 1999, and the cumulative period from February 16, 1999 to December 31, 2000. These Financial Statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Financial Statement presentation. I believe that my audit provided a reasonable basis for my opinion.

In my opinion, the Financial Statements referred to above present fairly, in all material respects, the financial position of Cyokaras Corporation as of December 31, 2000 and 1999, and the results of its operations and its cash flows for year ended December 31, 2000, the period from February 16, 1999 (the date of inception) through December 31, 2000, and the cumulative period from February 16, 1999 through December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying Financial Statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the Financial Statements, the Company has no viable operations or significant assets and is dependent upon significant Shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note 2. The Financial Statements do not contain any adjustments that might result from the outcome of these uncertainties.


                                      /s/ Merri Nickerson, CPA
                                      ------------------------


MERRI NICKERSON, CPA
Spokane, Washington
January 29, 2001

                            Cyokaras Corporation
                        (A Development Stage Company)
                               Balance Sheets
                      As of December 31, 2000 and 1999



                                              December 31,     December 31,
                                                     2000             1999
                                              -----------      -----------

ASSETS
Cash                                          $     2,992      $     1,258
Organization Costs                                      0                0
                                              -----------      -----------
Total Assets                                  $     2,992      $     1,258
                                              ===========      ===========

LIABILITIES
Accounts Payable                              $         0      $         0
                                              -----------      -----------
STOCKHOLDERS' EQUITY
Common Stock:
   Paid-In Capital, Par Value $0.001 per
   Share, 75,000,000 Shares Authorized,
   3,960,000 and 2,960,000 Shares Outstanding $     3,960      $     2,960
Paid In Capital In Excess of Par Value              1,920              (80)
(Deficit) Accumulated During Development
   Stage                                           (2,888)          (1,622)
                                              -----------      -----------
Total Stockholders' Equity                    $     2,992      $     1,258
                                              -----------      -----------

Total Liabilities and Stockholders' Equity    $     3,112      $     1,378
                                              ===========      ===========


            See accompanying notes to financial statements.

                           Cyokaras Corporation
                      (A Development Stage Company)
                         Statements of Operations
                  For the Year Ended December 31, 2000,
             the Period from Inception (February 16, 1999) to
             December 31, 1999, and the Cumulative Period from
                 February 16, 1999 to December 31, 2000

                                     Year Ended   Inception to   Inception to
                                   December 31,   December 31,   December 31,
                                           2000           1999          2000
                                    -----------    -----------   -----------

Operating Revenues                  $         0    $         0   $         0

Operating Expenses                        1,266          1,622         2,888
                                    -----------     ----------   -----------

Net Income (Loss)                   $    (1,266)   $    (1,622)   $   (2,888)


Per Share Information:
   Basic and Diluted (Loss)
   per Common Share                 $     (0.00)   $     (0.00)

Weighted Average Shares Outstanding   3,460,000      2,960,000


             See accompanying notes to financial statements.

                          Cyokaras Corporation
                      (A Development Stage Company)
              Statements of Changes in Stockholders' Equity
                  For the Year Ended December 31, 2000
             the Period from Inception (February 16, 1999) to
             December 31, 1999, and the Cumulative Period from
                 February 16, 1999 to December 31, 2000


                                  Common      Par      Excess of    Retained
                                  Shares     Value     Par Value    Earnings
                                 --------- ---------  ----------    --------
Issued to Officer                2,000,000  $ 2,000     $(2,000)   $      0

Issuance of Common
   Shares Cash at
   $0.003 per Share                960,000      960       1,920           0

Net Operating Loss for the
   Period from February 16, 1999
   (date of inception) to
   December 31, 1999                    --       --          --      (1,622)
                                --------- ---------   ---------    --------
BALANCE AT
   DECEMBER 31, 1999            2,960,000  $ 2,960    $    (80)  $   (1,622)
                                ========= ========    =========    ========

Issuance of Common
   Shares Cash at
   $0.003 per Share             1,000,000    1,000       2,000            0

Net Operating Loss for the
   Period from January 1, 2000
   To December 31, 2000                --       --          --        1,266
                                --------- --------    ---------    --------
BALANCE AT
   December 31, 2000            3,960,000  $ 3,960     $ 1,920     $ (3,888)
                                ========= ========    =========    ========



               See accompanying notes to financial statements.

                            Cyokaras Corporation
                       (A Development Stage Company)
                          Statements of Cash Flows
                 For the Year Ended December 31, 2000, and
              the Period from Inception (February 16, 1999) to
              December 31, 1999, and the Cumulative Period from
                  February 16, 1999 to December 31, 2000


                                  Year Ended    Inception to    Inception to
                                 December 31,   December 31,    December 31,
                                        2000            1999            2000
                                 -----------    ------------    ------------

Net Income (Loss)                 $  (1,266)       $ (1,622)       $  (2,888)
                                 -----------    ------------     -----------

Net Cash Provided From (Used In)
   Operating Activities              (1,266)         (1,622)          (2,888)

Cash Flows From (Used In) Financing
   Activities:
      Common Stock Sold for Cash      3,000           2,880            5,880
                                 -----------     -----------      -----------

Net Increase (Decrease) in Cash       1,734           1,258            2,992

Cash at Beginning of Period           1,258               0                0
                                 -----------     -----------      -----------

Cash at End of Period            $    2,992       $   1,258       $    2,992
                                     ======          ======           ======



                 See accompanying notes to financial statements.

                            Cyokaras Corporation
                       (A Development Stage Company)
                       Notes to Financial Statements
                        December 31, 2000 and 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cyokaras Corporation was incorporated on February 16, 1999, under the laws of the State of Nevada. The Company has elected to report on a calendar year basis.

The Company is in its development stage and to date its activities have been limited to organization and capital formation. The Company has been pursuing its strategic business plan to either develop or acquire technology to use in the search for unfound natural resource deposits such as minerals, oil and gas, and water.

Between March of 1999 and yearend 2000, the Company sold a total of 1,960,000 of its Common Shares at $0.003 per Share, for total proceeds of $5,880. The Offering was made under Regulation D, Rule 504 of the Securities Act of 1933.

The Company has not yet determined and established its accounting policies and procedures, except as follows:

1.   The Company uses the accrual method of accounting.

2. Net loss per share is provided in accordance with Financial Accounting Standards No. 128 (FAS No. 128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted-average number of common shares during the period. Diluted loss per share reflects the per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. No stock options were available or granted during the periods presented. Accordingly, basic and diluted loss per share are the same for all periods presented.

3. Organization costs of $1,266 and $1,622 were incurred during the years 2000 and 1999, respectively, and were written off in full against operations for the periods in accordance with the accounting requirement set forth in SOP 98-5.

4. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

5. Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes." Pursuant thereto. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

NOTE 2 - GOING CONCERN

The Company's Financial Statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realizations of additional capital, it would be unlikely for the Company to continue as a going concern.

NOTE 3 - INCOME TAXES

There is no provision for income taxes for the periods ended December 31, 2000 and 1999. The Company's total deferred tax asset as of December 31, 2000, is as follows:

   Net operating loss carry-forward                  $   2,888
   Valuation allowance                                   2,888
                                                      --------
   Net deferred tax asset                            $       0

The federal net operating loss carry-forward will expire between the years 2019 and 2020.

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock - The authorized total common shares for Cyokaras Corporation consists of 75,000,000 shares, with a par value of $0.001 per share.

Preferred Stock - The Company has no preferred stock authorized.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real property. Office services are provided without charge by the President of the Company. Such costs are immaterial to the financial statements and, accordingly have not been reflected therein. The Officers and Directors of the Company are involved in other business activities, and may, in the future, become active in other business activities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their own business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

                                  Cyokaras Corporation
                              (A Development Stage Company)
                                Unaudited Balance Sheets
                       As of June 30, 2000 and June 30, 2001

                                           June 30,            June 30,
                                               2000                2001
                                          ---------            --------

ASSETS
Cash                                    $     3,000          $   18,420
Organization Costs                                0                   0
                                          ---------            --------

Total Assets                            $     3,000          $   18,420
                                          =========            ========

LIABILITIES
Accounts Payable                        $         0          $        0
                                          ---------            --------

STOCKHOLDERS' EQUITY
Common Stock:
Paid-In Capital, Par Value $0.001 per
Share, 75,000,000 Shares Authorized,
3,960,000 and 4,760,000 Shares
Outstanding                             $    3,960           $    4,760
Paid In Capital In Excess of Par Value       1,920               17,120
(Deficit) Accumulated During Development
Stage                                       (2,880)              (3,460)
                                          --------             --------

Total Stockholders' Equity              $    3,000           $   18,420
                                          --------             --------

Total Liabilities and Stockholders'
Equity                                  $    3,000           $   18,420
                                          ========             ========

               See accompanying notes to financial statements.

                                  Cyokaras Corporation
                             (A Development Stage Company)
                              Unaudited Income Statements
                   For the Six Month Periods Ended June 30, 2000 and
                            June 30, 2001 and for the Period
                From Inception (February 16, 1999) through June 30, 2001

                                Six Months     Six Months    Inception
                                   Ended          Ended        Through
                                  June 30,      June 30,     June 30,
                                    2000          2001           2001
                               -----------    -----------    ----------

Operating Revenues              $        0     $        0     $       0

Operating Expenses                       0            548         3,460
                               -----------    -----------    ----------

Net Income (Loss)               $        0    $      (548)     $ (3,460)
                               ===========    ===========    ==========

Per Share Information:
Basic and Diluted (Loss)
per Common Share                $    (0.00)    $    (0.00)

Weighted Average Shares
Outstanding (1)                  2,960,000      4,360,000

               See accompanying notes to financial statements.

                             Cyokaras Corporation
                        (A Development Stage Company)
                          Statements of Cash Flows
            For the Six Months Periods Ended June 30, 2000 and
                      June 30, 2001 and for the Period
         From Inception (February 16, 1999) through June 30, 2001

                              Six Months      Six Months      Inception
                                Ended           Ended           Through
                               June 30,       June 30,         June 30,
                                 2000            2001            2001
                             -----------     -----------      ----------

Net Income (Loss)             $   (1,258)     $     (572)      $  (3,460)
                             -----------     -----------      ----------

Net Cash Provided From (Used In)
Operating Activities              (1,258)           (572)         (3,460)

Cash Flows From (Used In)
Financing Activities:
Common Stock Sold for Cash         3,000          16,000          21,880
                             -----------    ------------     -----------
Net Increase (Decrease)
in Cash                            1,742          15,428          18,420

Cash at Beginning of Period        1,258           2,992               0
                             -----------    -----------      -----------

Cash at End of Period          $   3,000      $   18,420      $   18,420
                             ===========    ============     ===========

                See accompanying notes to financial statements.

                            Cyokaras Corporation
                       (A Development Stage Company)
                   Notes to Unaudited Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Cyokaras Corporation have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. The results of the interim periods presented herein are not necessarily indicative of the results to be expected for any other interim period or the full year.

Net Loss Per Share

Net loss per share is calculated by dividing net loss for the period by the average numbers of common shares outstanding for the period. The Company does not have any potentially dilutive securities outstanding which might be considered dilutive for the purpose of calculating diluted loss per share.

1.  MANAGEMENT'S OPINION

In the opinion of management, the accompanying financial statements contain all adjustments necessary to present fairly the financial position of the Company as of June 30, 2001, and the results of operations and the changes in cash for the six months then ended. The accompanying financial statements have been adjusted as of June 30, 2001 as required by Item 310 (b) of Regulation S-B to include all adjustments which in the opinion of Management are necessary in order to make the financial statements not misleading.

2.  INTERIM REPORTING

The results of operations for the six months ended June 30, 2001, are not necessarily indicative of the results to be expected for the remainder of the year.

3.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization and Nature of Operations

The Company was incorporated in Nevada on February 16, 1999. The Company is a development stage company and has not conducted any business activities to date.

The Company has selected December 31 as its fiscal year end.

4.      Basis of Accounting

The Company's policy is to use the accrual method of accounting and to prepare and present financial statements which conform to generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

5.  Cash and equivalents

For purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2001, only cash in the bank.

6.  Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS
109), "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

PART 1     FINANCIAL INFORMATION

Management's Plan of Operations

The Company maintains a cash balance that is sufficient to sustain its corporate operations until such time as Management can raise the funding necessary to further advance its business plan. The losses of $2,888 through December 31, 2000 were due to operating expenses associated with the start-up of the Company, including licenses and fees, accounting and audit fees, and miscellaneous office expenses. Sales of the Company's equity securities have allowed the Company to maintain a positive cash flow balance.

The Company's strategic business plan requires that it, during the next eight to twelve months, raise additional capital of $1,250,000 through the sale of common stock by way of a private placement(s). After raising the projected capital, the Company has a planned budget for months nine through twenty-four of $250,000 for beginning the development of its technology and/or securing the rights to new technology, $250,000 for testing and proving of the technology, $250,000 for management and engineers, $100,000 for marketing expenses, $50,000 for computers and fixed assets, and $300,000 for program development and operations, including flight operations.

The Company will only be able to advance its business plan after it receives additional capital funding through the sale of equity securities. After raising capital, Management intends to hire two employees, rent a small commercial space in the local area, purchase modest furniture and equipment, and begin development of its operations. The Company intends to use its equity capital to fund the Company's business plan during the next twelve to eighteen months as cash flow from sales is not estimated to begin until the middle of year two of its business plan. The Company will face considerable risk in each of its business plan steps, such as difficulty of hiring competent personnel within its budget, difficulty in securing the proper airborne platform for its sensor technology, and a shortfall of funding due to the Company's inability to raise capital in the equity securities market. If no funding is received during the next twelve months, the Company will be forced to rely on its existing cash in the bank and funds loaned by the Officer/Director. The Company's Officer/Director has no formal commitment or arrangement to advance or loan funds to the Company. In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Company's Articles of Incorporation and By-Laws, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in the Company's best interest. No officer or director may be may be indemnified, however, where the officer or director acted committed intentional misconduct, fraud, or an intentional violation of the law.

The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, the Company must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding the indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to permitted to officers and directors under Nevada law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by the Company's officer(s), director(s), or controlling person(s) in connection with the securities being registered, we will, unless in the opinion of the Company's legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court's decision.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are as denoted below and will be borne by the Company on behalf of the selling shareholders. Please note that all amounts are estimates with the exception of the Commission's registration fee.

     SEC Registration Fee                         $    10
     Accounting Fees and Expenses                   1,000
     Legal Fees                                       500
     Miscellaneous                                    500
                                                    -----
     Total                                        $ 2,010
                                                    -----

                     RECENT SALES OF UNREGISTERED SECURITIES

On February 16, 1999, the Board of Directors authorized the issuance of 2,000,000 shares of common stock for services to the sole Officer and Director of the Company. In doing so, the Company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The shares were issued in satisfaction of management services rendered by the Officers and Directors, which does not constitute a public offering.

On March 1, 1999, the Company offered and sold 960,000 shares at $0.003 per share to twenty-four (24) non-affiliated private investors. The Company relied upon Rule 504 promulgated under the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in Cyokaras, including the business, management, offering details, risk factors, and financial statements. Each investor also completed a detailed subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent, and that each investor was either "accredited", or were "sophisticated" purchasers, having prior investment experience or education, and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation.

On June 30, 2000, the Company offered and sold 1,000,000 shares at $0.003 per share to seven (7) non-affiliated "accredited" private investors, four (4) of which had purchased shares in the previous 3/1/99 offering. The Company relied upon Rule 504 promulgated under the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in Cyokaras, including the business, management, offering details, risk factors, and financial statements. Each investor also completed a detailed subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent, and that each investor was "accredited", and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation.

On March 31, 2001, the Company offered and sold 800,000 shares at $0.02 per share to four (4) non-affiliated "accredited" private investors, two (2) of which had purchased shares in the previous offerings. The Company relied upon Rule 504 promulgated under the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in Cyokaras, including the business, management, offering details, risk factors, and financial statements. Each investor also completed a detailed subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent, and that each investor was "accredited", and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation.

Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

                                    EXHIBITS

Exhibit 3(i)  Articles of Incorporation              Included
Exhibit 3(ii) By Laws                                Included
Exhibit 5     Opinion re: Legality                   Included
Exhibit 11    Statement re: per share earnings       See Financials
Exhibit 13    Annual or Quarterly Reports            The Company's Form 10QSB
                                                       Reports are available
                                                       through the SEC's
                                                       EDGAR system on the
                                                       SEC web-site at
                                                       (www.sec.gov)
Exhibit 23    Consents of Experts and Counsel        Included
Exhibit 27.1  Financial Data Schedule                Previously Filed (1)


(1) The Company's financial data schedule is incorporated by reference to their previous SEC Form 10SB filing and Form 10-QSB filing for the quarter ending June 30, 2001, that can be found through EDGAR on the SEC's web-site at www.sec.gov.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

    a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    b. Reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

    c. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's Directors, Officers, and controlling persons pursuant to the provisions above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of the Company's Directors, Officers, or other controlling persons in connection with the securities registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Nine Mile Falls, state of Washington, on October 1, 2001.

                                    Cyokaras Corporation

                                    By /s/ Ronald McIntire
                                       -------------------
                                       Ronald McIntire, President, Chief
                                       Financial Officer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Ronald McIntire                                          October 1, 2001
-------------------                                          ---------------
Ronald McIntire                                                   Date
President and Director
(Principal Executive Officer,
Principal Financial Officer,
Principal Accounting Officer)

Exhibit 3(i) Articles of Incorporation

                          ARTICLES OF INCORPORATION
                                      OF
                             CYOKARAS CORPORATION

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

                                 ARTICLE ONE
                                     NAME

The name of the corporation is Cyokaras Corporation.

                                 ARTICLE TWO
                                  LOCATION

The registered office of this corporation is at 200 North Stewart Street, Carson City, NV 89701, resident agent is Carson Registered Agents, Inc. at 200 North Stewart Street, Carson City, NV 89701.

                               ARTICLE THREE
                                  PURPOSE

This corporation is authorized to carry on any lawful business or enterprise.

                               ARTICLE FOUR
                               CAPITAL STOCK

The amount of the total authorized capital stock of this corporation is 75,000,000 shares each with par value of $ .001 (one tenth of a cent) per share.

                              ARTICLE FIVE
                                DIRECTORS

The initial governing board of this corporation shall be styled directors and shall have one member. The name and address of the member of the first board of directors is:

     Kevin L. Nichols
     5616 East 19th Avenue
     Spokane, WA  99212

                              ARTICLE SIX
                    ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

                               ARTICLE SEVEN
                               INCORPORATORS

The name and address of the incorporator is: Kevin L. Nichols, 5616 East 19th Avenue, Spokane, WA 99212.

                               ARTICLE EIGHT
                            PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.

                               ARTICLE NINE
                  AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

                               ARTICLE TEN
                            VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

IN WITNESS WHEREOF the undersigned, Kevin L. Nichols, for the purpose of forming a corporation under the laws of the State of Nevada, does make, file, and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this day, February 12, 1999.

INCORPORATOR:

                         /s/ Kevin L. Nichols
                         --------------------
                             Kevin L. Nichols


STATE OF WASHINGTON
COUNTY OF SPOKANE

On February 12, 1999, Kevin L. Nichols, personally appeared before me, a notary public, and executed the above instrument.


                                            /s/ Linda Coyne
                                            ---------------
                                                Linda Coyne
                                                Signature of Notary


CERTIFICATE OF ACCEPTANCE
OF APPOINTMENT BY RESIDENT AGENT

Kimberly Terminel hereby certifies that on February 16, 1999, she, on behalf of Carson Registered Agents, Inc., accepted appointment as Resident Agent for the above named corporation in accordance with Sec. 78.090, NRS 1957.

IN WITNESS WHEREOF, I have hereunto set my hand this February 16, 1999.


                                        /s/ Kimberly Terminel
                                            -----------------
                                            Kimberly Terminel

Exhibit 3(ii)

                                   BY-LAWS
                                     OF
                            CYOKARAS CORPORATION

                            A Nevada Corporation

ARTICLE I - OFFICES

The registered office of the Corporation in the State of Nevada shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the State of Nevada as the Board of Directors may, from time to time, determine.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings:
The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Directors.

Section 2 - Special Meetings:
Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors and shall be held within or without the State of Nevada.

Section 3 - Place of Meetings:
Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada as the Directors may from time to time fix. If no designation is made, the meeting shall be held at the Corporation's registered office in the state of Nevada.

Section 4 - Notice of Meetings:
 (a) Written or printed notice of each meeting of shareholders, whether annual or special, signed by the president, vice president or secretary, stating the time when and place where it is to be held, as well as the purpose or purposes for which the meeting is called, shall be served either personally or by mail, by or at the direction of the president, the secretary, or the officer or unless otherwise stated herein all references to "Sections" in these By-laws refer to those sections contained in Title 78 of the Nevada Private Corporations Law.

The person calling the meeting, not less than ten or more than sixty days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder as it appears on the share transfer records of the Corporation or to the current address, which a shareholder has delivered to the Corporation in a written notice.

(b) Further notice to a shareholder is not required when notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him or her during the period between those two consecutive annual meetings; or all, and at least two payments sent by first-class mail of dividends or interest on securities during a 12-month period have been mailed addressed to him or her at his or her address as shown on the records of the Corporation and have been returned undeliverable.

Section 5 - Quorum:

(a) Except as otherwise provided herein, or by law, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), a quorum shall be present at all meetings of shareholders of the Corporation, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

(b) The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(c) Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

Section 6 - Voting and Acting:

(a) Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, any corporate action, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of shareholders at which a quorum is present, shall be the act of the shareholders of the Corporation.

(b) Except as otherwise provided by statute, the Certificate of Incorporation, or these bylaws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Where appropriate communication facilities are reasonably available, any or all shareholders shall have the right to participate in any shareholders' meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 7 - Proxies:

Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, his authorized officer, director, employee or agent or by causing the signature of the stockholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature, or by his attorney-in-fact there unto duly authorized in writing. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, facsimile, shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the shareholder. If it is determined that the telegram, cablegram or other electronic transmission is valid, the persons appointed by the Corporation to count the votes of shareholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied. No proxy shall be valid after the expiration of six months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation. If any shareholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if one is present, then that one has and may exercise all of the powers conferred by the shareholder upon all of the persons so designated unless the shareholder provides otherwise.

Section 8 - Action Without a Meeting:

Unless otherwise provided for in the Articles of Incorporation of the Corporation, any action to be taken at any annual or special shareholders' meeting, may be taken without a meeting, without prior notice and without a vote if written consents are signed by a majority of the shareholders of the Corporation, except however if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.

ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Term, Election and Qualifications:
(a) The first Board of Directors and all subsequent Boards of the Corporation shall consist of a President and a Secretary/Treasurer, unless and until otherwise determined by vote of a majority of the entire Board of Directors. The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. A Director need not be a shareholder of the Corporation unless the Certificate of Incorporation of the Corporation or these Bylaws so require.

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter, unless their terms are staggered in the Articles of Incorporation of the Corporation or these Bylaws, by a plurality of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election, unless their terms are staggered in the Articles of Incorporation of the Corporation (so long as at least one - fourth in number of the Directors of the Corporation are elected at each annual shareholders' meeting) or these Bylaws, or until his prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

(d) All Directors of the Corporation shall have equal voting power unless the Articles of Incorporation of the Corporation provide that the voting power of individual Directors or classes of Directors are greater than or less than that of any other individual Directors or classes of Directors, and the different voting powers may be stated in the Articles of Incorporation or may be dependent upon any fact or event that may be ascertained outside the Articles of Incorporation if the manner in which the fact or event may operate on those voting powers is stated in the Articles of Incorporation. If the Articles of Incorporation provide that any Directors have voting power greater than or less than other Directors of the Corporation, every reference in these Bylaws to a majority or other proportion of Directors shall be deemed to refer to majority or other proportion of the voting power of all the Directors or classes of Directors, as may be required by the Articles of Incorporation.

Section 2 - Duties and Powers:
The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those stated under Nevada state law, are in the Articles of Incorporation or by these Bylaws, expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

Section 3 - Regular Meetings, Notice:
(a) A regular meeting of the Board of Directors shall be held either within or without the State of Nevada at such time and at such place as the Board shall fix.

(b) No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these Bylaws with respect to special meetings, unless such notice shall be waived in the manner set forth in these Bylaws.

Section 4 - Special Meetings, Notice:
(a) Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required statute, written notice of special meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, or delivered orally, with sufficient time for the convenient assembly of Directors thereat, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mails, so addressed, with postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph company. A notice, or waiver of notice, except as required by these Bylaws, need not specify the business to be transacted at or the purpose or purposes of the meeting.

(c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairperson:

The Chairperson of the Board. if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his absence, any other director chosen by the Board of Directors shall preside.

Section 6 - Quorum and Adjournments:
(a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or these Bylaws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, whether or not a quorum exists. Notice of such adjourned meeting shall be given to Directors not present at time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors who were present at the adjourned meeting.

Section 7 - Manner of Acting:

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by law, by the Articles of Incorporation, or these bylaws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

(c) Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes.

(c) Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8 - Vacancies:
(a) Unless otherwise provided for by the Articles of Incorporation of the Corporation, any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose except whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation of the Corporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

(b) Unless otherwise provided for by law, the Articles of Incorporation or these Bylaws, when one or more Directors shall resign from the board and such resignation is effective at a future date, a majority of the directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

Section 9 - Resignation:

A Director may resign at any time by giving written notice of such resignation to the Corporation.

Section 10 - Removal:

Unless otherwise provided for by the Articles of Incorporation, one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose, unless the Articles of Incorporation provide that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its Articles of Incorporation that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her. If a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director.

Section 11 - Compensation:
The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

Section 12 - Committees:
Unless otherwise provided for by the Articles of Incorporation of the Corporation, the Board of Directors, may from time to time designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Unless the Articles of Incorporation or Bylaws state otherwise, the Board of Directors may appoint natural persons who are not Directors to serve on such committees authorized herein. Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office:

(a) The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of the Corporation shall consist of a president, secretary and treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Corporation.

Section 3 - Removal:

Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 4 - Vacancies:

(a) A vacancy, however caused, occurring in the Board and any newly created Directorships resulting from an increase in the authorized number of Directors may be filled by the Board of Directors.

Section 5 - Bonds:

The Corporation may require any or all of its officers or Agents to post a bond, or otherwise, to the Corporation for the faithful performance of their positions or duties.

Section 6 - Compensation:

The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE V - SHARES OF STOCK

Section 1 -Certificate of Stock:
(a) The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.
(b) Certificated shares of the Corporation shall be signed, (either manually or by facsimile), by officers or agents designated by the Corporation for such purposes, and shall certify the number of shares owned by him in the Corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

(c) If the Corporation issues uncertificated shares as provided for in these Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

(d) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.Section 2 - Lost or Destroyed Certificates:
The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed if the owner:

     (a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser,
     (b) files with the Corporation a sufficient indemnity bond; and satisfies such other requirements, including evidence of such loss, theft or destruction, as may be imposed by the Corporation.

Section 3 - Transfers of Shares:
(a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

(a) The Board of Directors may fix, in advance, which shall not be more than sixty days before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for shareholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

(b) The Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted for shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.

(c) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 5 - Fractions of Shares/Scrip:
The Board of Directors may authorize the issuance of certificates or payment of money for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder to exercise voting rights, receive dividends and participate in any assets of the Corporation in the event of liquidation, in proportion to the fractional holdings; or it may authorize the payment in case of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the manual or facsimile signature of an officer or agent of the Corporation or its agent for that purpose, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of shareholder, except as therein provided. The scrip may contain any provisions or conditions that the Corporation deems advisable. If a scrip ceases to be exchangeable for full share certificates, the shares that would otherwise have been issuable as provided on the scrip are deemed to be treasury shares unless the scrip contains other provisions for their disposition.

ARTICLE VI - DIVIDENDS

(a) Dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

(b) Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless:

        (i)  so authorized by the Articles of Incorporation;

        (ii) a majority of the shareholders of the class or series to be issued approve the issue; or

        (iii)there are no outstanding shares of the class or series of shares that are authorized to be issued.

ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE IX - AMENDMENTS

Section 1 By Shareholders:

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board of Directors.

Section 2 - By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.

ARTICLE X - WAIVER OF NOTICE:

Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver signed by the person or persons entitled to such notice, whether before or after the meeting by any person, shall constitute a waiver of notice of such meeting.

ARTICLE XI - INTERESTED DIRECTORS:

No contract or transaction shall be void or voidable if such contract or transaction is between the corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers, are directors or officers, or have a financial interest, when such Director or Officer is present at or participates in the meeting of the Board, or the committee of the shareholders which authorizes the contract or transaction or his, her, or their votes are counted for such purpose, if the material facts as to his, her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and are noted in the minutes of such meeting, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or the material facts as to his, her or their relationship or relationships or interest or interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the shareholders; or the fact of the common directorship, office or financial interest is not disclosed or known to the Director or Officer at the time the transaction is brought before the Board of Directors of the Corporation for such action. Such interested Directors may be counted when determining the presence of a quorum at the Board of Directors' or committee meeting authorizing the contract or transaction.

ARTICLE XII - ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT:

The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada. Such list shall be certified by an officer of the Corporation.

                                              /s/ Kevin L. Nichols
                                              --------------------
                                              Kevin L. Nichols
                                              Incorporator

Exhibit 5 - Opinion re: Legality of Shares

                              Attorneys at Law
                             CAPITAL LAW GROUP
                        388 Market Street, Suite 500
                           San Francisco, CA 9411
----------------------------------------------------------------------------

                                                            July 30, 2001

Board of Directors
Cyokaras Corporation
7310 West Links Ct.
Nine Mile Falls, WA 99206


Re: Legal Opinion Pursuant to SEC Form SB-2 Registration Statement for
    Cyokaras Corporation - SEC File No. 333-61830

Gentlemen:

You have requested my opinion as counsel for Cyokaras Corporation, a Nevada corporation (the "Company") and certain of its shareholders (the "Selling Shareholders") in connection with a Registration Statement on Form SB-2 and the prospectus included therein (collectively the "Registration Statement") to be filed with the Securities and Exchange Commission.

1. The Registration Statement: The Registration Statement with respect to 1,800,000 shares (the "Shares") of common stock $.001 par value per share (the "Common Stock") of the Company to be held by the security holders named in the registration statement.

2. Basis for Opinion: The documentary basis and other basis for this opinion is my review and analysis of the below listed items:

       a. The Company's Articles of Incorporation, By-Laws, Minutes of Board of Directors Meeting, Minutes of Shareholder Meetings and Shareholders Lists (collectively the "Company Records").

       b. The Registration Statement.

       c. The eligibility requirements for the use of Form SB-2 set forth in General Instructions A and B of Form SB-2 (the "Eligibility Requirements").

I have assumed that the documents and signatures examined by me are genuine and authentic and that the persons executing such documents have the legal capacity to execute any such documents.

Cyokaras Corporation
July 6, 2001
Page Two


3.  Legal Opinion:  Based upon my review of the Company Records, the
                    Registration Statement (SEC File no. 333-61830), the Eligibility Requirements, and the Nevada Corporate Statutes, I am of the opinion that:

                    a. Organization and Qualification: The Company is a
                       corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, its jurisdiction of incorporation, and has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties, as more specifically described in the Registration Statement.

                    b. Shares Duly Authorized and Validly Issued: That the
                       Shares and as specifically set forth in the Registration Statement, have duly authorized, legally and validly issued, and fully paid and are non-assessable.

                    c. Consent to Use of Legal Opinion: I hereby consent to
                       the reference to my name in the Registration
                       Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

Sincerely,

/s/ Jeffrey Nichols
-------------------
    Jeffrey Nichols
    Attorney at Law

                              Attorneys at Law
                             CAPITAL LAW GROUP
                        388 Market Street, Suite 500
                           San Francisco, CA 9411
----------------------------------------------------------------------------

                                                            August 28, 2001

Board of Directors
Cyokaras Corporation
7310 West Links Ct.
Nine Mile Falls, WA 99206


Re: Legal Opinion Pursuant to SEC Form SB-2 Registration Statement for
    Cyokaras Corporation - SEC File No. 333-61830

Gentlemen:

Please be advised that the reference to the Nevada Corporate Statutes, contained in the above-referenced Legal Opinion, includes the Nevada Constitution, as well as any statutes or reported cases interpreting those laws.


Sincerely,

/s/ Jeffrey Nichols
-------------------
    Jeffrey Nichols
    Attorney at Law

EXHIBIT 23 - Consent of CPA


To Whom It May Concern:                                 September 28, 2001

The firm of Merri Nickerson, CPA, hereby consents to the inclusion of their report of January 29, 2001, on the Financial Statements of Cyokaras Corporation, as of December 31, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Sincerely,


/s/Merri Nickerson, CPA
-----------------------
   Merri Nickerson, CPA